                                                                    EXHIBIT 23.2

[LETTERHEAD OF KPMG]
Three Embarcadero Center, San Francisco, CA 94111
Phone:  (415) 951-0100


                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Stockholders
FirstAmerica Automotive, Inc.


We consent to the inclusion in the Registration Statement of FirstAmerica Automotive, Inc. on Form S-8 of (i) our report dated March 19, 1999 on the consolidated financial statements of FirstAmerica Automotive, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998; (ii) our report dated September 3, 1998 on the financial statements of Burgess Honda as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997; (iii) our report dated December 15, 1998 on the financial statements of Vacation Motors (dba Concord Toyota) as of September 30, 1998 and December 31, 1997 and the nine month period ended September 30, 1998 and the years ended December 31, 1997 and 1996; (iv) our audit report dated March 15, 1999 on the financial statements of DSW & Associates, Inc. (dba Autotown) as of December 31, 1998 and 1997 and the two years then ended.

/s/ KPMG LLP
------------

November 16, 1999